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                                                                  EXHIBIT 24.2




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1994 Non-Employee Director Stock Option Plan of ALC Communications Corporation and to the incorporation by reference therein of our report dated January 25, 1994, with respect to the consolidated financial statements and schedules of ALC Communications Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


ERNST & YOUNG
Detroit, Michigan
May 27, 1994